Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

April 27, 2021

FTC Solar, Inc. 9020 N Capital of Texas Hwy, Suite I-260, Austin, Texas 78759
Re:	FTC Solar, Inc. Registration Statement on Form S‑1

Ladies and Gentlemen:

We have acted as special counsel to FTC Solar, Inc., a Delaware corporation (the “Company”), in connection with the public offering by the Company of the Company’s common stock, par value $0.0001 per share (“Common Stock”). This opinion relates to up to 1,631,790 additional shares of Common Stock (including up to 212,843 shares of Common Stock subject to an over-allotment option) (the “Shares”) that may be sold by the Company in such public offering pursuant to the registration statement to which this opinion pertains to be filed by the Company on the date hereof (the “462(b)) Registration Statement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

FTC Solar, Inc.
April 27, 2021

(a)          the registration statement on Form S-1 (File No. 333-254797) of the Company relating to the Shares, filed on March 26, 2021 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Pre-Effective Amendments No. 1 and No. 2 thereto, including the information deemed to be a part of the registration statement pursuant to Rule 430A of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”) (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)           the preliminary prospectus, dated April 14, 2021, which forms a part of and is included in the Registration Statement;

(c)          the 462(b) Registration Statement;

(d)          the form of the Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into among the Company, Barclays Capital Inc., BofA Securities, Inc., and UBS Securities LLC, as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement;
(e)          an executed copy of a certificate of Jacob Wolf, General Counsel and Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);
(f)          a copy of the Company’s Certificate of Incorporation, as in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of April 14, 2021 and certified pursuant to the Secretary’s Certificate;
(g)          the form of the Company’s Amended and Restated Certificate of Incorporation, to be in effect immediately prior to the consummation of the offering of the Shares and filed as Exhibit 3.1 to the Registration Statement (the “Amended and Restated Certificate of Incorporation”);
(h)          a copy of the Company’s Bylaws, as in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;
(i)          the form of the Company’s Amended and Restated Bylaws, to be in effect immediately prior to the consummation of the offering of the Shares and filed as Exhibit 3.4 to the Registration Statement (the “Amended and Restated Bylaws”);
(j)          a copy of certain resolutions of the Board of Directors of the Company, adopted on January 7, 2021, March 25, 2021 and April 16, 2021, certified pursuant to the Secretary’s Certificate; and
(k)          a copy of certain resolutions of the stockholders of the Company adopted on April 16, 2021, certified pursuant to the Secretary’s Certificate.
We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

FTC Solar, Inc.
April 27, 2021

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties set forth in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware and has become effective and the Board of Directors of the Company, including any appropriate committee appointed thereby, has taken all necessary corporate action to adopt Amended and Restated Bylaws and to approve the issuance and sale of the Shares and related matters, including the price per share of the Shares; (iv) the Shares are registered in the Company’s share registry and delivered upon payment of the consideration therefor determined by the Board of Directors; and (v) the Shares, when issued and sold in accordance with the provisions of the Underwriting Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per Share.

In rendering the opinion stated herein, we have assumed that the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Company’s Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement).

FTC Solar, Inc.
April 27, 2021

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

ALN